Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-197306, 333-189873, 333-181544, 333-160736, 333-137870, 333-113001, 333-108392 and 333-125162) and Form S-8 (Nos. 333-197305, 333-159540, 333-189871, 333-142299, 333-133518, and 333-174212) of Rentech, Inc. of our report dated March 16, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 16, 2015